Report of Independent Registered Public
Accounting Firm

To the Board of Trustees and Shareholders of iShares Trust

In planning and performing our audits of the financial statements of the funds of iShares Trust, as listed in the attached Appendix A, (hereafter referred to as the "Funds") as of and for the period ended August 31, 2017, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ PricewaterhouseCoopers LLP
San Francisco, California
October 23, 2017










































Appendix A

  iShares Trust

iShares MSCI All Peru Capped ETF
iShares MSCI Argentina and Global Exposure ETF iShares MSCI Brazil Small-Cap ETF iShares MSCI China ETF iShares MSCI China Small-Cap ETF iShares MSCI Indonesia ETF iShares MSCI Philippines ETF iShares MSCI Poland Capped ETF iShares MSCI Qatar Capped ETF iShares MSCI Saudi Arabia Capped ETF iShares MSCI UAE Capped ETF iShares MSCI Denmark Capped ETF iShares MSCI Finland Capped ETF iShares MSCI Germany Small-Cap ETF iShares MSCI Ireland Capped ETF iShares MSCI New Zealand Capped ETF iShares MSCI Norway Capped ETF iShares MSCI India ETF iShares MSCI India Small-Cap ETF iShares Adaptive Currency Hedged MSCI Japan ETF iShares Currency Hedged MSCI Australia ETF iShares Currency Hedged MSCI Canada ETF iShares Currency Hedged MSCI Japan ETF iShares Currency Hedged MSCI Mexico ETF iShares Currency Hedged MSCI South Korea ETF iShares Edge MSCI Min Vol Global Currency Hedged ETF iShares Adaptive Currency Hedged MSCI Eurozone ETF iShares Currency Hedged MSCI Eurozone ETF iShares Currency Hedged MSCI Germany ETF iShares Currency Hedged MSCI Italy ETF iShares Currency Hedged MSCI Spain ETF iShares Currency Hedged MSCI Switzerland ETF iShares Currency Hedged MSCI United Kingdom ETF iShares MSCI United Kingdom ETF iShares MSCI United Kingdom Small-Cap ETF iShares MSCI EAFE ESG Optimized ETF iShares MSCI Global Impact ETF iShares MSCI USA ESG Optimized ETF iShares Edge MSCI Multifactor Consumer Discretionary ETF iShares Edge MSCI Multifactor Consumer Staples ETF iShares Edge MSCI Multifactor Energy ETF iShares Edge MSCI Multifactor Financials ETF iShares Edge MSCI Multifactor Healthcare ETF iShares Edge MSCI Multifactor Industrials ETF iShares Edge MSCI Multifactor Materials ETF iShares Edge MSCI Multifactor Technology ETF iShares Edge MSCI Multifactor Utilities ETF






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